Exhibit 99.1

                              EMPLOYMENT AGREEMENT
                              --------------------
                                       OF
                                       --
                                 BRUCE A. EFIRD
                                 --------------


         AGREEMENT (this "Agreement"), dated as of September 22, 2007, by and between FRED'S, INC., a Tennessee corporation, with offices at 4300 New Getwell Road, Memphis, Tennessee 38118 ("Company") and Bruce A. Efird, whose address is ("Executive").

         In consideration of the mutual covenants and conditions herein set forth, the parties hereto agree and each of them agrees as follows:

         1. Company hereby agrees to employ Executive to serve as its "President", for a term of two (2) years commencing from and after September 22, 2007 (the "Initial Term"). At the end of the Initial Term and at the end of each successive Additional Term (defined below), the term of this Agreement shall be automatically extended annually for an additional one (1) year term (each an "Additional Term"), unless either party shall have given to the other written notice of termination at least six (6) months prior to the end of the then current term (which termination shall become effective at the end of the then current term).

         2. Executive agrees to serve as Company's "President" during the term of this Agreement. As such, Executive shall have and agrees to assume primary responsibility (subject at all time to the control of the Chairman of the Board of Company) for matters assigned to him by the Chairman of the board. In the performance of such duties, Executive agrees to make available to Company all of his professional and managerial knowledge and skill and such portion of his time as may be required for the proper fulfillment of his duties. In addition, during the term of this Agreement, Executive shall continue to serve in the aforesaid capacity and in such other offices and capacities to which he may be appointed or elected by the Board of Directors of Company.

         3. (a) As compensation for all of the services to be performed hereunder, Company agrees to pay and Executive agrees to accept an annual base salary of $595,000 commencing the date of this Agreement. Provided, however, that Executive's annual base salary shall be increased to $650,000 when and if he is elected to the office of Chief Executive Officer of the Company. The annual base salary of Executive during the term of this Agreement shall be reviewed annually and shall be subject to upward adjustment from the aforesaid level at the discretion of the Board of Directors of Company. Executive's compensation will be paid in conformity with Company's practice for payment of its executives' compensation, as such practice may be established or modified from time to time. Company will make available to Executive such benefits on the same terms as are or shall be granted or made available by Company to its other executive employees, to the extent that Executive shall become qualified or eligible for such employee benefits or any of them; provided, however, that Executive shall be eligible to take four (4) weeks of vacation as of September 22, 2007, and Executive shall accrue vacation at the rate of four (4) weeks per annum in accordance with Company's vacation plan; provided further, that Executive shall not accrue more than four (4) weeks of vacation. In addition, Executive shall be considered for any bonus awards for his position on the same basis as are other executives of Company in the Corporate Cash Incentive Plan.

              (b) Executive shall be eligible to receive an incentive bonus of 40% - 100% of Executive's annual base salary. The actual amount of the bonus will be based upon the achievement of specified core goals in conjunction with Company reaching a set earnings per share level. Eligibility to receive a bonus under this paragraph shall be contingent upon Executive remaining in continuous service and in good standing throughout the performance year period and up to the payment date. It is anticipated that bonuses under this section, if any, will be paid on or before April 15 following the applicable performance year. Company may modify or terminate its bonus programs at its discretion; provided, however, that such termination or modification shall not impact any bonus earned in the performance year in which the termination or modification occurs.

              (c)   Other benefits:

              (i) Company shall grant to Executive options to purchase the number of shares of Company's common stock equal to $2,600,000 divided by the fair market value (calculated as the average of day's market price as of the grant date). The options shall be exercisable at their fair market value as of the grant date and shall vest as to 20% of the options on September 22, 2008 and as to 20% of the options each successive anniversary date (becoming fully vested on September 22, 2012).

              (ii) Company shall issue 25,000 shares of Company's restricted common stock, which represents a sign on bonus. The shares shall be issued as of September 22, 2007. The restrictions of the restricted stock shall lapse on September 22, 2012.

              (iii) Subject to Board approval, Company shall issue 10,000 shares of Company's "Super Bowl" restricted common stock. The restrictions to the restricted stock shall lapse according to the "Super Bowl" plan, provided, however, that if any restrictions have not lapsed theretofore under the terms of the "Super Bowl" plan, on the date seven (7) years from the date of the grant the restrictions shall lapse if Executive continues to be employed by Company on that date.

              (iv) Upon being named Fred's CEO, Company shall grant to Executive options to purchase the number of shares of Company's common stock equal to $1,400,000 divided by the fair market value (calculated as the average of day's market price as of the grant date). The options shall be exercisable at their fair market value as of the grant date and shall vest as to 20% of the options on the first anniversary of the grant date and as to 20% of the options each successive anniversary date (becoming fully vested on the fifth anniversary date of the grant date).

              (v) Company shall assign a relocation specialist to work with Executive and his family on relocating from Ada, MI to the greater Memphis, TN Area. Fred's will provide reimbursement for the reasonable packaging and transportation expenses of Executive's basic household items. If Executive voluntarily terminates his employment prior to completing two (2) years of employment, Executive shall reimburse Company for the relocation reimbursements provided pursuant to this paragraph.


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

              (vi) Company shall purchase Executive's home in Ada, MI if necessary after satisfaction of the terms and conditions of this paragraph. Executive shall select two real estate agents and cause two inspections and relocation appraisals of Executive's home. Executive shall provide the names of the selected real estate agents. The fair market value of the home for the purposes of this Agreement shall be deemed to be the mean of the two appraisals. Executive shall select a real estate agent to list the home and inform Company of the real estate agent selected.

                    Executive shall market his home for 120 days from the list date. If the home is not under contract for sale within 120 days from the list date, then Company shall purchase, and Executive shall accept, the purchase price in the amount equal to the fair market value of the home.

                    As incentive for Executive to sell his home without resort to this paragraph, if Executive sells his home within 120 days from the listing date, Company shall pay Executive a selling bonus equal to 5% of the net selling price (less any cash concessions). The selling bonus shall be capped at $50,000 and shall be payable to Executive upon closing of the sale of the home. Payment of the selling bonus shall be subject to all applicable Federal, State, and local tax withholding.

                    If within 100 days of the listing date, and prior to making any counteroffer, Executive shall notify and provide details to Jamie Naughton, an employee of Company, of declining any offer. If any offer by a prospective buyer equals or exceeds the fair market value under this paragraph, then Company shall not be obligated to purchase Executive's home.

                    If Company purchases Executive's home after the initial 120 after the listing date, Executive shall execute the sales contract and warranty deed and shall vacate the premises within thirty (30) days from the date such documents are signed.

              (vii) Executive shall be eligible for Company's health and dental coverage, life insurance, flexible spending accounts, and other company benefits commencing on September 22, 2007. Company shall provide to Executive with up to $4,000 in healthcare reimbursement to offset incurred approved healthcare expenses. These funds will be prorated for the remaining portion of 2007 year. This plan is subject to IRS flexible spending account guidelines; therefore, currently, the unused funds will not roll over to the next calendar year.

              (viii)As soon as practicable after September 22, 2007, Company shall purchase a term life insurance policy in Executive's name for twice Executive's annual salary. This policy shall be capped at one million ($1,000,000) dollars. Executive shall name the policy's beneficiary/beneficiaries.

              (ix) Executive shall be eligible to participate in Company's 401(K) plan and the Employee Stock Purchase Plan after meeting the eligibility requirements of each.

              (x) Company shall provide two (2) paid trips to Memphis, TN for Executive and his spouse to work with a corporate realtor. Such expenses that shall be paid by Company included, but are not limited to, airfare, accommodations, and normal house-hunting expenses.

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

              (xi) Company shall provide to Executive temporary housing in the Memphis, TN area for no less than 180 days, but no more than one (1) year.

         4. Company shall reimburse Executive, upon the submission of receipts or vouchers therefore, for all necessary expenses and disbursements reasonably incurred by him for the proper performance of his duties as President of Company. Executive, as a condition to such reimbursement, shall submit reports of such expenses and disbursements to the chief financial officer of Company (i) not later than one month from the date such expenses and disbursements are incurred and determinable and (ii) in a form and with such detail as will constitute a proper record of tax deductible expenses, (iii) together with proper vouchers and receipts therefore.

         5. (a) This Agreement shall continue unless and until terminated by either party, (i) with or without cause, upon written notice of termination and effective as provided in Section 1 above, or (ii) for cause, effective upon not less than thirty (30) days prior written notice to the other (except that such notice of termination may be effective immediately in the case of termination by Company for cause, for acts of Executive involving moral turpitude, or for Executive's breach of duty of loyalty).

              (b) If, during any term of this Agreement, Executive shall become unable to perform his duties by reason of illness or incapacity, then Company, may, at its option, terminate this Agreement. In such event, the notice period shall be not less than the applicable elimination period in any employee disability plan of Company in which Executive participates.

              (c) Unless otherwise provided, if, during any term of this Agreement, Company terminates this Agreement for any reason, or Executive dies, whether at or prior to the end of the Initial Term or any Additional Term, then and in that event, the sole payments to which Executive, his heirs, legatees and legal representatives shall be entitled shall be payment to Executive of the compensation herein provided (i.e., base salary) paid in accordance with salary payment policy for the balance of that Initial Term or Additional Term; provided, however, that all of Executive's stock options and the 25,000 shares of restricted stock granted to Executive upon signing on shall accelerate and immediately vest and be payable to Executive or his heirs, legatees and legal representatives. If Executive terminates this Agreement for Cause, Executive shall be entitled to payment of the compensation herein provided for the balance of the Initial Term or Additional Term; provided, however, such compensation shall not be less than six (6) months salary, nor more than twelve (12) months salary; and, provided, further, that all of Executive's stock options and the 25,000 shares of restricted stock granted to Executive upon signing on shall accelerate and immediately vest and be payable to Executive. Upon payment under this paragraph, Company shall have no further obligations or liabilities under this Agreement, except as provided in subsection (d) immediately below.

              (d) Such extended pay benefits provided pursuant to subsection (c) immediately above shall (i) not be paid or provided in the event Executive is terminated for cause or violates Section 6 of this Agreement, and (ii) be reduced (except upon termination of this Agreement by Executive for cause) to the extent that Executive receives compensation from alternate employment. Executive covenants to use reasonable efforts to find and to accept such alternate employment, subject to the limitation of Section 6 below, with compensation and benefits comparable to that provided under this Agreement.

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

              (e) "Cause", for purposes of this Agreement and as invoked by Company, shall be deemed to be (i) conviction for a felony, (ii) refusal to perform the duties of his employment, (iii) misconduct or negligence in the performance of the duties of his employment, (iv) violation of his duty of loyalty to Company, (v) violation of Section 6 of this Agreement or (vi) failure to provide the release referred to in Section 11 in form and substance satisfactory to Company. "Cause", for purposes of this Agreement and as invoked by Executive, shall be deemed to be (x) failure of Company to pay the compensation required to be paid or to provide the benefits required to be provided by Company hereunder, (y) upon a Change in Control, the relocation of Company's primary place of business or the relocation of Executive by Company more than 50 miles from Company's present office; or (z) beginning six (6) months after a Change in Control of Company, Company's material reduction in Executive's authority, perquisites, position, title or responsibilities (other than such a reduction by Company for cause, because of a temporary illness or disability or such a reduction which affects all of Company's senior executives on a substantially equal or proportionate basis as a result of financial results, conditions, prospects, reorganization, workout or distressed condition of Company); provided, however in each and every case as to (x), (y), or (z), Executive shall provide 30 days' prior written notice to Company of his intent to terminate this agreement and the Board of Directors and Company shall have 30 days after such notice to cure such reduction or violation.

              (f) "Change in Control", for purposes of this Agreement, shall mean (a) the transfer of ownership (whether directly, indirectly, beneficially or of record) of shares in excess of twenty percent (20%) of the outstanding shares of Common Stock of Company by a person or group of persons (including without limitation, a company, trust, partnership, joint venture, individual or other entity) for the purpose of affecting control of Company or other than in the ordinary course of trading, (b) the merger or consolidation into, or sale of assets of Company to, another company (i.e., where Company is not the surviving and operating company, or where the stockholders of Company prior to such transaction(s) do not own at least fifty-one percent (51%) of the outstanding common stock of the surviving company after such transaction(s) or (c) the persons who are directors of Company as of the date hereof cease to constitute a majority of the Board of Directors of Company during any 12-month period after a transaction described in (a) or (b). Upon any Change in Control of Company, all of Executive's stock options and the 25,000 shares of restricted stock granted to Executive upon signing on shall accelerate and immediately vest and be payable to Executive.

              (g) In the event that this Agreement is terminated and any amounts that are due to Executive under this Agreement (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, as amended (the "Code"), and (ii) but for this paragraph, would be subject to the excise tax imposed by Section 4999 of the Code, then the amounts due under this Agreement to Executive shall be either: (i) delivered in full, or (ii) delivered as to such lesser extent as would result in no portion of such amounts being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state, and any local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such amounts due may be taxable under Section 4999 of the Code. Unless Company and the Executive otherwise agree in writing, any determination required under this paragraph shall be made in writing by Company immediately prior to a Change in Control. Executive shall furnish to Company such information and documents as may reasonably necessary in order to make a determination under this paragraph.

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

              (h) In the event that this Agreement is terminated and any amounts are due to Executive under this paragraph 5, the amount of such payments shall not exceed the amount provided in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, an amount which is two times the lesser of (a) the Executive's annualized compensation based on the Executive's annual compensation from the Company for the tax year preceding the termination (with certain adjustments), and (b) the maximum amount under Section 401(a)(17) of the Internal Revenue Code. Any payments due to Executive under this paragraph 5 shall be paid in accordance with paragraph 5(c) above except that in no event shall any payment be made later than the last day of the second taxable year following year in which termination occurs.

         6. For a period of twelve (12) months from and after any termination of this Agreement (other than by Company pursuant to Section 1, and other than by Executive for Cause) (the "Non-compete Period"), Executive shall not, directly or indirectly, in any capacity, (i) engage in any activity in competition with Company, whether Executive is self-employed or employed by any person or entity (whether on a full-time or part-time basis or as a consultant or other independent contractor) which is engaged in or plans to engage in any phase of the discount retail sales or pharmacy businesses, through any retail outlet(s) located or to be located within 25 miles of any retail outlet(s) operated or franchised by Company (a "Prohibited Activity"), or (ii) own any interest in any entity which engages in any Prohibited Activity (unless such entity is an entity whose equity is publicly traded and such ownership is less than 5%).

         7. Except as instructed by Chairman of Board or as necessary in the course of his employment hereunder, Executive covenants and agrees that he shall not at any time during the term of this Agreement or during the year following the termination of his employment hereunder, directly or indirectly, use, disseminate, disclose, publish or transfer any Confidential Information to any persons other than then current employees of Company. As used herein, the term "Confidential Information" shall mean all customer and correspondence lists, reports, vendor lists, purchase or pricing information, sales or indexing information, employee names, marketing strategies and plans, store location and layout plans, planograms, trade secrets, know how, marketing or merchandising information, and statistical data, arising from or relating to the business of Company and received or developed by Executive during the term of his employment hereunder, whether in the form of oral communications, writings, discs, diskettes, charts, computer cards, memory or tapes, or embodied in any other form whatsoever. Further, Executive covenants and agrees that he shall not at any time during the term of this Agreement or during the year following the termination of his employment hereunder, directly or indirectly, solicit, hire, or cause to be solicited or hired by any other person or entity or employee or agent of Company without the prior written consent of Company.

         8. This Agreement is personal in nature and is not assignable by Executive or by Company except that Company, its successors and assigns, including any other entity which succeeds to its business, whether by acquisition, reorganization, merger, consolidation or other similar event, shall be bound by the terms hereof and shall enjoy the benefits hereof.

         9. This Agreement contains the entire understanding of the parties and all prior or contemporaneous oral or written understandings of the parties with relation thereto are void and of no effect whatsoever. Except as herein provided, no amendment, change or modification of any of the terms hereinabove contained shall be binding unless set forth in writing signed by the party to be charged. Executive acknowledges and agrees that the breach of any covenant contained herein would cause Company irreparable damage, and that the remedy at law for such a breach would be inadequate, and that this Agreement may be specifically enforced. Remedies available hereunder or otherwise shall not be exclusive, but shall be cumulative. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but it shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement has been executed and shall be performed in the State of Tennessee, and shall be construed and interpreted in accordance with the laws thereof. In the event it should become necessary for either party to initiate any suit or proceeding to enforce the terms of this Agreement, the party adjudged to be in breach shall pay all costs and expenses thereof, including reasonable attorneys' fees.

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

         10. All notices required hereunder shall be deemed to have been duly given only if contained in writing and mailed Certified Mail, Return Receipt Requested, to the parties at the respective addresses hereinabove set forth or to such other address as they may have designated.

         11. Executive hereby represents and warrants to Company that Executive is under no legal impediment or restraint, whether under contract or non-competition or otherwise, which would cause him or Company to be or become liable to any other party for costs or damages or subject to injunction or other equitable relief, if Executive and Company were to perform their respective duties and exercise their respective rights under this Agreement.









                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



WITNESS:                               FRED'S, INC.

s/s Connie Braun                       By: s/s  Michael J. Hayes
---------------------------            -----------------------------------------
                                       MICHAEL J. HAYES, Chief Executive Officer



WITNESS:

s/s Jamie Naughton                     s/s Bruce A. Efird
---------------------------            -------------------------------------
                                       BRUCE A. EFIRD, Executive

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